UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2024

Date of Report (Date of earliest event reported)

THE ONCOLOGY INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39248	84-3562323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Studebaker Road, Suite 800, Cerritos, CA	90703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 735-3226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 13, 2024, The Oncology Institute, Inc. (the “Company”) held its 2024 Annual Meeting Stockholders (the “2024 Annual Meeting”) in which the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2024.

At the meeting, a total of 61,082,992 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) were voted, representing 82.06% of the 74,435,707 shares of Common Stock outstanding as of the April 15, 2024 record date. The results of the items voted on at the 2024 Annual Meeting are as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected nine directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Company elects its directors on a plurality vote basis. The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Richard Barasch	48,707,815	173,921	12,201,256
Maeve O’Meara Duke	48,846,098	38,231	12.198,663
Brad Hively	47,659,187	1,222,549	12,201,256
Karen Johnson	46,859,208	2,023,214	12,200,570
Mohit Kaushal	48,014,989	867,433	12,200,570
Gabriel Ling	48,709,376	172,360	12,201,256
Anne McGeorge	48,019,855	862,567	12,200,570
Mark Pacala	47,995,874	886,548	12,200,570
Daniel Virnich	48,828,032	56,297	12,198,663

Proposal 2: Ratification of the Appointment of Independent Registered Public Accountants

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved. The votes regarding the ratification of the appointment were as follows:

For	Against	Abstain	Broker Non-Votes

60,840,035	192,610	50,347	N/A

Proposal 3: Approval, for Purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying the Company’s Secured Senior Convertible Notes and Common Stock Purchase Warrants

Pursuant to the facility agreement (the “Facility Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P. (“Deerfield”), as agent for itself and the lenders (the “Deerfield Financing”), the stockholders approved the future issuance of up to a maximum of 20,459,040 aggregate shares of Common Stock upon conversion of the Company’s outstanding Convertible Notes issued under the Facility Agreement, and upon exercise of Common Stock Purchase Warrants that are potentially issuable in accordance with the Facility Agreement under certain circumstances. The votes regarding the approval of these potential future issuances were as follows.

For	Against	Abstain	Broker Non-Votes

44,078,561	159,426	4,646,342	12,198,663

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2024	THE ONCOLOGY INSTITUTE, INC.

	By:	/s/ Mark Hueppelsheuser
Mark Hueppelsheuser General Counsel